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                                                                Exhibit 99.d(13)





                                           September 20, 2005




Wellington Management Company, LLP
75 State Street
Boston MA 02109

                  INVESTMENT ADVISORY AGREEMENT FOR SUBADVISER
                          (HARBOR MID CAP GROWTH FUND)


Dear Sirs:

Harbor Capital Advisors, Inc. (the "Adviser"), a Delaware corporation, with its principal offices at One SeaGate, Toledo, Ohio 43666, is the investment adviser to Harbor Fund (the "Trust") on behalf of Harbor Mid Cap Growth Fund (the "Fund"). The Trust has been organized under the laws of Delaware to engage in the business of an investment company. The shares of beneficial interest of the Trust ("Shares") are divided into multiple series including the Fund, as established pursuant to a written instrument executed by the Trustees of the Trust. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Pursuant to authority granted the Adviser by the Trust's Trustees, the Adviser has selected you to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth below. You are willing to act as such a sub-investment adviser and to perform such services under the terms and conditions hereinafter set forth, and you represent and warrant that you are an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). Accordingly, the Adviser and the Trust on behalf of the Fund agree with you as follows:

1. DELIVERY OF FUND DOCUMENTS. The Adviser has furnished you with copies, properly certified or authenticated, of each of the following:

         (a) Agreement and Declaration of Trust of the Trust, as in effect on the date hereof (the "Declaration of Trust").

         (b)    By-Laws of the Trust as in effect on the date hereof (the
                "By-Laws").

         (C) Resolutions of the Trustees selecting the Adviser as investment adviser and you as a sub-investment adviser and approving the form of this Agreement.


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WELLINGTON MANAGEMENT COMPANY, LLP
HARBOR MID CAP GROWTH FUND
SEPTEMBER 20, 2005
---------------------------


         On a timely basis, the Adviser will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, including future resolutions of the Trustees approving the continuance of the items listed in (c) above.

2. ADVISORY SERVICES. You will regularly provide the Fund with advice concerning the investment management of that portion of the Fund's assets that are allocated to you, which advice shall be consistent with the investment objectives and policies of the Fund as set forth in the Fund's Prospectus and Statement of Additional Information and any investment guidelines or other instructions received in writing from the Adviser. The Board of Trustees or the Adviser may, from time to time, make additions to and withdrawals from the assets of the Fund allocated to you. You will determine what securities shall be purchased for such portion of the Fund's assets, what securities shall be held or sold by such portions of the Fund's assets, and what portion of such assets shall be held uninvested, subject always to the provisions of the Trust's Declaration of Trust and By-Laws, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's Prospectus and Statement of Additional Information, or any investment guidelines or other instructions received in writing from the Adviser, and subject, further, to such policies and instructions as the Board of Trustees may from time to time establish and deliver to you. In accordance with paragraph 5, you or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities with brokers or dealers selected by you for that portion of the Fund's assets for which you serve as sub-investment adviser.

         The Adviser shall provide you with written statements of the Declaration of Trust; the By-Laws; the Fund's written investment objectives and policies; the Prospectus and Statement of Additional Information and instructions, as in effect from time to time; and you shall have no responsibility for actions taken in reliance on any such documents. You will conform your conduct to, and will ensure that your management of the portion of the Fund's assets allocated to you complies with, the Investment Company Act and Investment Advisers Act and all applicable rules and regulations thereunder, the diversification requirements for qualification of the Fund as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable federal laws and regulations, and with the provisions of the Fund's Registration Statement as amended or supplemented under the Securities Act of 1933, as amended, and the Investment Company Act.

         You shall maintain written compliance policies and procedures that you reasonably believe are adequate to ensure your compliance with the foregoing and that are reasonably designed to prevent yourself from violating applicable provisions of and the Investment Advisers Act. You agree to provide the Trust and the Adviser with such reports and certifications and with such access to your officers and employees that the Trust or Adviser may reasonably request for the purpose of assessing the adequacy of your compliance policies and procedures. You agree to notify the Adviser promptly upon detection of your breach of any material provision of the Fund's policies, guidelines or procedures and of any violation of any applicable law or regulation, including the Investment Company Act and Subchapter M of the Code, relating to that portion of the Fund's assets allocated to you. You also agree to notify us promptly upon detection of any material violations of your compliance policies and procedures that relate to the Fund or your activities as an investment adviser generally, such as when, in your reasonable opinion, the violation could have a material adverse impact on the services you provide to your advisory clients.



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WELLINGTON MANAGEMENT COMPANY, LLP
HARBOR MID CAP GROWTH FUND
SEPTEMBER 20, 2005
---------------------------

         You shall keep the Fund's books and records customarily maintained by sub-advisers on behalf of their clients and shall timely furnish to the Adviser all information relating to your services hereunder needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. You agree that all records which you maintain for the Fund are the property of the Fund and you shall surrender promptly and without any charge to the Fund any of such records required to be maintained by you.

         In the performance of your duties hereunder, you are and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund or of the Adviser. You will make your officers and employees available to meet with the Trustees and the Trust's or Adviser's officers at least quarterly provided that the Adviser has given you reasonable notice to review the investments and investment program of the portion of the Fund's assets allocated to you in light of current and prospective economic and market conditions.

         Nothing in this Agreement shall limit or restrict the right of any of your partners, officers and employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict your right to engage in any other business or to render service of any kind to any other corporation, firm, individual or association, except as specifically prescribed in
         Section 4.

         If the Fund has a claim or potential claim in any bankruptcy proceeding, class action securities litigation, or other litigation or proceeding affecting securities held in the Fund, you will provide the Fund or its custodian with reasonable assistance in support of the Fund's pursuit of such claim while you manage the assets of the Fund.

         Notwithstanding anything else to the contrary in this Agreement, you shall not be required to file claims or take any related actions on behalf of the Fund in regards to class action settlements related to securities currently or previously held in the Fund nor shall you be required to assist the Fund's custodian in the evaluation, pursuit or settlement of such claims, but will provide all information reasonably requested by the Adviser or the Fund regarding the securities involved.

         You are hereby authorized to engage any of your affiliates to provide you with investment management or advisory and related services with respect to your performing your obligations under this Agreement. You shall remain liable to the Adviser for performance of your obligations under this Agreement and for the acts and omissions of such affiliates, and the Adviser shall not be responsible for any fees which any affiliate may charge to you in connection with such services.

3. ALLOCATION OF CHARGES AND EXPENSES. You will bear your own costs of providing services hereunder. Other than as herein specifically indicated, you will not be required to pay any expenses of the Fund.

4. COMPENSATION OF THE SUBADVISER. For all investment management services to be rendered hereunder, the Adviser will pay to you a fee, as set forth in Schedule A attached hereto, quarterly



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WELLINGTON MANAGEMENT COMPANY, LLP
HARBOR MID CAP GROWTH FUND
SEPTEMBER 20, 2005
---------------------------

         in arrears, based on a percentage of the average daily net asset value of the portion of the Fund that you managed. The net asset value of the Fund is computed in the manner specified in the Fund's Prospectus and Statement of Additional Information for the computation of the net assets by the Fund's custodian. If determination of the value of net assets is suspended for any particular business day, then for the purposes of this paragraph 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets. If the Fund's custodian determines the value of the net assets of the Fund's portfolio more than once on any day, the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this paragraph 4.

5. AVOIDANCE OF INCONSISTENT POSITION AND BROKERAGE. In connection with purchases or sales of portfolio securities for the account of the portion of the Fund allocated to you, neither you nor any of your partners, officers, employees or affiliates will act as a principal or agent or receive any compensation in connection with the purchase or sale of investment securities by the Fund, other than the compensation provided for in this Agreement, except as permitted by the Investment Company Act and approved by the Board of Trustees. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the portion of the Fund's account allocated to you with brokers or dealers selected by you. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Fund the most favorable execution and best available price under the circumstances. It is also understood that it is desirable for the Fund that you have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable execution and best available price under the circumstances. Therefore, you are authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you in connection with your services to other clients. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

         You will advise the Trust's custodian on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may be reasonably required. From time to time as the Board of Trustees or the Adviser may reasonably request, you will furnish to the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held in the portfolio, all in such detail as the Trust or the Adviser may reasonably request.

         On occasions when you deem the purchase or sale of a security to be in the best interest of the Fund as well as other of your clients, you, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in your effort to seek the most favorable execution and best available price under the circumstances. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by you in the manner you consider to be the



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WELLINGTON MANAGEMENT COMPANY, LLP
HARBOR MID CAP GROWTH FUND
SEPTEMBER 20, 2005
---------------------------

         most equitable and consistent with your fiduciary obligations to the Fund and to such other clients.

         All transactions will be consummated by payment to, or delivery by, the party that the Adviser designates in writing as the custodian (the "Custodian"), of all cash and/or securities due to or from the Fund. You shall not act as custodian for the Fund. Your Instructions to the Custodian shall be made in writing and sent by first-class mail, or by use of a mutually agreed upon method of electronic transmission, or at your option, orally, and confirmed in writing as soon as practical thereafter. You shall instruct all brokers, dealers and/or other financial intermediaries executing orders on behalf of the Fund to forward electronically to the Custodian, copies of all transaction confirmations promptly after execution of transactions. The Adviser will instruct the Custodian to provide you with such periodic reports concerning the status of the Fund as you may reasonably request.

6. LIMITATION OF LIABILITY OF SUBADVISER. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part or from reckless disregard by you of your obligations and duties under this Agreement.

7. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until September 20, 2007 and from year to year thereafter, but only so long as such continuance, and the continuance of the Adviser as investment adviser of the Fund, is specifically approved at least annually in the manner prescribed in the Investment Company Act and the rules and regulations thereunder, subject however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. This Agreement may, on 30 days' written notice, be terminated at any time without penalties charged to the Fund, by the Board of Trustees, by vote of a majority of the outstanding voting securities of the Fund, by the Adviser, or by you. This Agreement will terminate immediately upon the assignment of the investment advisory agreement between the Adviser and the Trust, on behalf of the Fund. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of "interested person", "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulations or order.

8. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Adviser or you or of the Trust.

         It shall be your responsibility to furnish to the Board of Trustees such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to paragraphs 7 or 8 hereof.



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WELLINGTON MANAGEMENT COMPANY, LLP
HARBOR MID CAP GROWTH FUND
SEPTEMBER 20, 2005
---------------------------

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

10. MISCELLANEOUS. It is understood and expressly stipulated that neither the holders of Shares of the Trust or the Fund nor the Trustees shall be personally liable hereunder. The name "Harbor Fund" is the designation of the Trustees for the time being under the Declaration of Trust and all persons dealing with the Trust or the Fund must look solely to the property of the Trust or the Fund for the enforcement of any claims against the Trust or the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Fund. No series of the Trust shall be liable for any claims against any other series or assets of the Trust.

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. PROHIBITION ON CONSULTING WITH OTHER SUBADVISERS. You are not permitted to consult with any other subadviser to Harbor Fund with respect to transactions by the Fund in securities or other assets.

12. CONFIDENTIALITY. You shall maintain all non-public information regarding the Fund's portfolio, including the list of portfolio securities held by the Fund, which you receive or have access to in the course of performing your duties hereunder as strictly confidential. You shall not disclose or disseminate such non-public information to any third party unless such disclosure is approved in writing by the Fund or the Adviser or is otherwise required by law. You shall not use your knowledge of non-public information regarding the Fund's portfolio as a basis to place or recommend any securities transactions for your own benefit to the detriment of the Fund. This section shall not prohibit you from disclosing representative client account information provided any such information is not specific to the Fund and the Fund is not identified.

13. USE OF NAMES. Neither party shall use the name, trademark or trade name of the other party or any of its affiliates or refer to the existence of this Agreement in any advertising, promotional or other material, whether in written, electronic or other form, distributed to any unaffiliated third party without obtaining specific prior written approval of the non-disclosing party. Notwithstanding the foregoing, you agree that the Adviser may use your name in advertising, promotional or other material related to the Fund; provided, that you have been given the opportunity to review and approve such material; and further provided that to the extent that you have reviewed and approved such materials, the Adviser shall be entitled to update such materials with statistical data without seeking your prior approval.



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WELLINGTON MANAGEMENT COMPANY, LLP
HARBOR MID CAP GROWTH FUND
SEPTEMBER 20, 2005
---------------------------

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return one such counterpart to the Fund and the other such counterpart to the Adviser, whereupon this letter shall become a binding contract.

                                 HARBOR FUND ON BEHALF OF
                                 HARBOR MID CAP GROWTH FUND

                                 By:
                                    --------------------------------------------
                                 David G. Van Hooser, President

                                 HARBOR CAPITAL ADVISORS, INC.

                                 By:
                                    --------------------------------------------
                                 Charles F. McCain, Executive Vice President

The foregoing Agreement is hereby accepted as of the date thereof.

                                 WELLINGTON MANAGEMENT COMPANY, LLP

                                 By:
                                    --------------------------------------------

                                 Name:
                                      ------------------------------------------

                                 Title:
                                       -----------------------------------------


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